Exhibit 10.69

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of May 17 2006, between Liquidmetal Technologies, Inc., a Delaware corporation with offices at 25800 Commercentre Dr., Suite 100, Lake Forest, California 92630 (the “Company”) and each of the parties listed under “Purchasers” hereto (collectively and individually, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchasers have entered into a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which, among other things, the Company has on or about the date hereof issued 8% Unsecured Subordinated Notes (the “Notes”) and Warrants (collectively, the “Warrants”) to purchase shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), subject to the terms and conditions set forth therein; and

WHEREAS, the Warrants are exercisable into shares of Common Stock pursuant to the terms and conditions set forth in the Warrants (the “Warrant Shares”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Purchaser agree as follows:

1.     Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement or the Warrants. As used in this Agreement, the following terms shall have the following respective meanings:

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Purchase Agreement.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” and “Holders” shall mean the Purchaser and any permitted transferee or transferees of Registrable Securities (as defined below) or Warrants that have not been sold to the public and to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement; provided that neither such person nor any affiliate of such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the National Association of Securities Dealers, Inc.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (i) the Warrant Shares and (ii) other shares of Common Stock issued or issuable to each Holder or its permitted transferee or designee (a) upon any exchange of or any replacement of the Warrants, or (b) upon any conversion, exercise or exchange of any securities issued in connection with any such exchange or replacement; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a registration statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k).

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

 “Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, as well as all fees and disbursements of counsel for Holders not included within “Registration Expenses.”

2.     Piggyback Registration.

(a)   If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for persons or entities other than the Holders) any Common Stock in connection with the public offering of such Common Stock (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 15(c), the Company shall, subject to the provisions of Section 2(c), use best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(c)   In connection with any offering involving an underwriting of shares of the Company’s Common Stock, the Company shall not be required under this Section 2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the

Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of Registrable Securities requested to be included in such offering exceeds the amount of Registrable Securities that the underwriters determine in their sole discretion is compatible with the success of the offering (after taking into account the maximum number of shares to be sold by the Company and the other selling stockholders, if any, in the offering), then the Company shall be required to include in the offering only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.

3.     Demand Registration Rights.

(a)   Subject to the conditions of this Section 3, if at any time following the 180th day after the date of this Agreement, the Company receives a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 3, the “Initiating Holders”, and such request the “Demand”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 3(a). Notwithstanding the foregoing, the Holders shall not have the rights set forth in Section 3 if all of the Warrant Shares subject to Warrants outstanding on the date of this Agreement could have been included in a registration described in Section 2 above.

(b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3, and the Company shall include such information in the written notice referred to in Section 3. In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable

Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)   Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 3:

(A)  in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(B)   after the Company has effected one (1) registration pursuant to this Section 3, and such registration has been declared or ordered effective; or

(C)   during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2 above, provided that the Company is actively employing in good faith efforts to cause such registration statement to become effective; or

(D)  if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d)   If the Registration Statement has not been declared effective within one hundred twenty (120) days of the Demand (the “Required Effective Date”) other than by reason of the operation of Section 3(c), then the Company will make a payment to each Holder for such delay (each a “Late Registration Payment”). Each Late Registration Payment will be equal to 1% of the Warrant exercise price multiplied by the number of then-outstanding and unexercised Warrants held by the Holder for each 30-day period past the Required Effective Date that the Registration Statement has been declared effective. In no event shall payments pursuant to this Section 3(d) exceed 10% in the aggregate. The Late Registration Payments will be prorated on a daily basis during the 30-business day period and will be paid to the Holders in the form of cash or shares of Common Stock, at the Company’s option, within ten (10) business days following the end of each 30-business day period as to which payment is due hereunder. The Holders may make a claim for additional damages as a remedy for the Company’s failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Nothing contained in the preceding sentence shall be read to limit the ability of the Holders to seek specific performance of this Agreement. Notwithstanding the foregoing, each Holder hereby intentionally and unconditionally subordinates the Late Registration Payments to all of the Company’s previously issued 6% Senior Secured Notes Due July 29, 2007 (the “July 2007 Notes”), the 7% Senior Secured Convertible Notes Due August 2007 (the “August 2007 Notes”), and any other notes that may be issued by the Company after the date hereof in exchange for or in satisfaction of any July 2007 Notes or August 2007 Notes (collectively referred to as the “Senior Notes”). The Holder further acknowledges and agrees that its right to payment under the Late Registration Payments is hereby subordinated to the Senior Notes in all respects and the right to payment of the holders of the Senior Notes. Until the Senior Notes are satisfied in full through payment or conversion, the Company may not and will not make any payments of Late Registration Payments hereunder, and the Holder hereby agrees not to collect, accept or receive any such payments (whether in cash or otherwise) from the Company, or otherwise take any actions to collect any such payments, prior to the date that all obligations of Company under the Senior Notes are satisfied in full. The Company’s inability to pay the Late Registration Payments as a result of the preceding three sentences shall not constitute a breach of this Agreement or a default under the Notes.

4.     Obligations of the Company  Whenever required under Section 2 or 3 of this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)   prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable commercial efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed or the Warrant Shares can be sold pursuant to Rule 144(k) under the Act;

(b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)   furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)   notify the Holders promptly and, if requested, confirm such advice in writing (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, and (ii) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of a registration statement;

(e)   use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders;

(f)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g)   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)   provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)    cooperate with the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Holders, and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereto;

(j)            deliver promptly to the Holders’ counsel and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by the Holders or their counsel, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by the Holders or their counsel or such underwriter, attorney, accountant or agent in connection with such registration statement;

(k)   use best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement; and

(l)    upon written request, furnish to the Holders without charge at least one conformed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

Notwithstanding the provisions of this Section 4, the Company shall be entitled to postpone or suspend, for a reasonable period of time and upon written notice to the Holders (a “Suspension Notice”), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(A)  materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(B)   materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(C)   require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

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6.     Expenses of Registration.  All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

7.     Indemnification.

(a)   Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements or the Securities Act or Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement or (iii) an offer of sale of Warrant Shares occurring during a period in which sales under the registration statement are suspended as permitted by this Agreement. The indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)   Holder Indemnity. Each Holder will, severally but not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the registration statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made or (ii) failure by any Holder to comply with prospectus delivery requirements or the Securities Act, Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by the Holders from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)   Procedure. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8.     Contribution. If the indemnification provided for in Section 7 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such
Holder(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 8 exceeds the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.     Survival. The indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement, and (ii) the consummation of the sale or successive resales of the Registrable Securities.

10.   Information by Holders. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least ten business days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the registration statement. If the Company has not received the requested information from a Holder by the business day prior to the anticipated filing date, then the Company may file the registration statement without including Registrable Securities of that Holder.

11.   Further Assurances. Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any registration statement hereunder, unless such Holder has notified the Company in writing of such Holder’s irrevocable election to exclude all of such Holder’s Registrable Securities from such registration statement.

12.   Suspension of Sales. Upon receipt of any Suspension Notice from the Company, each Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus or (ii) the Company advises the Holder that a suspension of sales under Section 4 has terminated. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’ s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

13.   Replacement Certificates. The certificate(s) representing the Warrant Shares held by the Purchaser (or then Holder) may be exchanged by the Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of shares of Common Stock, as reasonably requested by such Purchaser (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

14.   Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Purchaser by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of the Warrants, and all other rights granted to the Purchaser by the Company hereunder may be transferred or assigned to any transferee or assignee of the Warrants or Registrable Securities; provided in each case that (i) the Company is given written notice by the Purchaser at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is not made under the registration statement or Rule 144, (iii) such transfer is made according to the applicable requirements of the Purchase Agreement, and (iv) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” or an “accredited investor” defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D.

15.   Miscellaneous.

(a)   Remedies. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)   Jurisdiction. Each of the Company and the Purchaser (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York state courts and other courts of the United States sitting in New York, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

(c)   Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

to the Company:

Liquidmetal Technologies, Inc.

25800 Commercentre Dr., Suite 100

Lake Forest, California  92630

Telephone:  (949) 206-8002

Fax:  (949) 206-8008

Attention:  John Kang, President

with a copy to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, FL 33602-5804

Telephone:  813-229-2300

Facsimile:  813-221-4210

Attention: Curt P. Creely

If to the Purchasers, to the addresses set forth on Schedule I to the Purchase Agreement:

with a copy to:

Indigo Securities, LLC

780 Third Avenue, 23rd Floor

New York, New York 10017

Facsimile:  (212) 298-9933

Attention: Eric Brachfeld

Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d)   Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

(e)   Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f)    Signatures. Facsimile signatures shall be valid and binding on each party submitting the same.

(g)   Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement, the Notes, the Warrants, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company and the Holder of the Registrable Securities seeking registration of such securities.

(h)   Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company’s issuance of securities.

(i)    Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j)    Force Majeure. The Company shall not be deemed in breach of its commitments under this Agreement shall be required if the Company is unable to fulfill its obligations hereunder in a timely fashion if the SEC or the Nasdaq National Market are closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As used herein, “Force Majeure” means war or armed hostilities or other national or international calamity, or one or more acts of terrorism, which are having a material adverse effect on the financial markets in the United States.

(k)   Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(l)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Ricardo A. Salas
Ricardo A. Salas, President and Chief Executive Officer

COUNTERPART SIGNATURE PAGE

TO REGISTRATION RIGHTS AGREEMENT,

DATED MAY 17 2006,

AMONG LIQUIDMETAL TECHNOLOGIES, INC. AND

THE “PURCHASERS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Registration Rights Agreement to which this Signature Page is attached, which, together with all counterparts of the Registration Rights Agreement and Signature Pages of the Company and other “Purchasers” under the Registration Rights Agreement, shall constitute one and the same document in accordance with the terms of the Registration Rights Agreement.

PURCHASER:	Gryphon Master Fund, L.P.

By:	/s/ E.B. Lyon, IV

Name:	E.B. Lyon, IV

Title:	Authorized Agent

PURCHASER:	GSSF Master Fund, LP

By:	/s/ E.B. Lyon, IV

Name:	E.B. Lyon, IV

Title:	Authorized Agent

PURCHASER:	Triage Capital Management L.P.

By:	/s/ Leon Frenkel

Name:	Leon Frenkel

Title:	Senior Manager

PURCHASER:	Triage Capital Management B, L.P.

By:	/s/ Leon Frenkel

Name:	Leon Frenkel

Title:	Sr Manager

PURCHASER:	Leon Frenkel

By:	/s/ Leon Frenkel

Name:	Leon Frenkel

Title:

PURCHASER:	Stratford Partners, LP

By:	/s/ Chad Comiteau

Name:	Chad Comiteau

Title:	G.P.

PURCHASER:

By:	/s/Kenneth P. Lisiak

Name:	Kenneth P. Lisiak

Title:

PURCHASER:	Vestal Venture Capital

By:	/s/ Allan R. Lyons

Name:	Allan R. Lyons

Title:	Managing Member of the GP of Vestal Venture Capital,
21st Century Strategic Investment Planning, LC

PURCHASER:	James Kang

By:	/s/ James Kang

Name:	James Kang

Title:	Founder

PURCHASER:	Ricardo A. Salas

By:	/s/ Ricardo A. Salas

Name:	Ricardo A. Salas

Title:	CEO/President

PURCHASER:	Kurtis Jang

By:	/s/ Kurtis Jang

Name:	Kurtis Jang

Title:	Individual

PURCHASER:	Charles Kim

By:	/s/ Charles Kim

Name:	Charles Kim

Title:	Self/Individual

PURCHASER:	Chuck Myong

By:	/s/ Chuck Myong

Name:	Chuck Myong

Title:	Individual